AS Focus
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                                          CONSENT OF INDEPENDENT AUDITORS

We consent to the  reference to our firm under the caption  "Experts"  and to the use of our report dated  February
2, 2002 relating to American Skandia Life Assurance  Corporation  included in the Registration  Statement (Form S-6
No.  333-95957)  and related  Prospectus,  and to the use of our report dated February 2, 2002 relating to American
Skandia Life Assurance Corporation Variable Account F, which is part of this Registration Statement.

                                                                       /s/ERNST & YOUNG LLP

Hartford, Connecticut
April 25, 2002